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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 -------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): April 16, 2003
                                                          --------------


                         Wallace Computer Services, Inc.
                         -------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


           Delaware                       1-6528                36-2515832
           --------                       ------                ----------
(State or Other Jurisdiction of      (Commission File        (I.R.S. Employer
 Incorporation or Organization)           Number)         Identification Number)


         2275 Cabot Drive, Lisle, Illinois              60532-3630
         ---------------------------------              ----------
      (Address of Principal Executive Offices)          (Zip Code)


Registrant's telephone number, including area code:    (630) 588-5000
                                                       --------------


                                 Not Applicable
                                 --------------
                        (Former Name or Former Address,
                         if Changed Since Last Report)





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ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT'S EMPLOYEE BENEFIT
PLANS.

         On April 11, 2003, Wallace Computer Services, Inc. ("Wallace") filed a Current Report on Form 8-K (the "Initial Form 8-K") in connection with a temporary suspension of rights of participants in the Wallace Profit Sharing and Retirement Plan and the Wallace Commercial Print 401(k) Retirement Plan (the "Plans") known as a "blackout period". In connection with the proposed merger of Wallace with a wholly owned subsidiary of Moore Corporation Limited (the "Merger"), each of the Wallace Stock Funds under the Plans will be converted into a stock fund primarily holding Moore common shares as soon as administratively practicable after the effective time of the consummation of the Merger (the "Effective Time"). The Initial Form 8-K stated that the blackout period for the Plans was expected to begin during the week of May 4, 2003 and was expected to end the week of May 18, 2003. These dates have been adjusted to reflect the expected date of the Effective Time. The blackout period for the Plans is now expected to begin during the week of May 11, 2003 and is expected to end the week of May 25, 2003.





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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                   WALLACE COMPUTER SERVICES, INC.


Date:  April 16, 2003              By:    /s/ James D. Benak
                                          -----------------------------------
                                   Name:  James D. Benak
                                   Title: Vice President, General Counsel and
                                          Secretary